Exhibit 99.1

Bionik Laboratories Reports Second Quarter Fiscal Year 2017 Financial Results

TORONTO and BOSTON – November 15, 2016 – Bionik Laboratories Corp. (OTCQX: BNKL) (“Bionik” or the "Company"), a global pioneering robotics company focused on providing rehabilitation and mobility solutions to individuals with neurological disorders, announced today its financial results for the second quarter of the 2017 fiscal year ended September 30, 2016. The Company also provided a summary of corporate highlights.

Corporate Highlights

•	Expansion of management team with appointment of well-established and successful commercial leader in medical and healthcare technology, Tim McCarthy, as Chief Commercialization Officer;
•	Development and commercialization strategy designed to provide robotic rehabilitation product solutions from hospital to home; representing $11 billion addressable market;
•	Product launch of next generation upper body commercial product line planned in Q2 2017 expected to drive revenue growth;
•	Compelling clinical data expected to significantly differentiate product portfolio and support marketing and reimbursement; and
•	Robust business development strategy to identify strategic partners to expand into key markets.

Peter Bloch, Chief Executive Officer and Chairman of the Board, stated, “Bionik has evolved significantly in such a short period of time, and I am pleased from where we have come and very enthusiastic about where we are headed. We have emerged as a multinational company with a portfolio of commercial and development stage robotic products addressing stroke rehabilitation and mobility. We have put into motion our strategic imperatives with a keen focus on executing a strategy for market expansion and revenue generation of our commercial products and driving our development products towards approval in key markets. We will continue to focus on driving our business strategy and laying the foundation as we seek to develop a strong commercial engine to unlock near and long-term value.”

Summary of Financial Results for the Second Quarter Ended September 30, 2016 of the Fiscal Year 2017 ending March 31, 2017

For the quarter ended September 30, 2016, the Company reported a comprehensive income of $729,546 resulting in income per share of $0.01, compared to a comprehensive income of $2,318,758 for the quarter ended September 30, 2015, resulting in an income per share of $0.03.

The comprehensive income in both quarters is due to $2,530,605 of other income in the quarter ended September 30, 2016 compared to other income of $3,501,603 for the quarter ended September 30, 2015 and this other income is principally due to the change in the fair value of the warrant derivative.

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The Company recorded revenues of $18,283 and $182,474 for the three and six months ended September 30, 2016 compared to $Nil for the three and six months ended September 30, 2015.  The 2015 revenues of Interactive Motion Technologies Inc. (“IMT”) were not consolidated into the prior year’s results as this was prior to its acquisition. IMT revenues were $374,530 and $812,944 for the three and full six months ended September 30, 2015. In 2015 the acquired company was under-funded and had no commercial team, which significantly impacted 2016 revenues. Bionik hired a Chief Commercialization Officer in August of this year to build out the sales and marketing team. Very recently, Bionik has begun to see the initial results of these efforts and expects this to accelerate as the Company continues to invest in commercialization efforts. Based on the strong clinical data, new sales and marketing efforts, an expanded product range as well as expanding the Company’s sales efforts geographically, Bionik expects revenues to grow significantly.

Operating expenses for the quarter ended September 30, 2016 was $1,807,323 compared to $1,182,845 for the quarter ended September 30, 2015. Operating expenses include non-cash flow stock based compensation and depreciation. Operating expenses excluding these two items was $1,578,891 for the quarter ended September 30, 2016 compared to $1,140,623 for the quarter ended September 30, 2015. The $438,268 increase in the expenses from 2015 to 2016 is predominantly due to:

•	Sales and marketing expenses associated with the products of $187,265 for this quarter compared to $Nil in 2015; and
•	The increase in general and administration costs as a result of legal, accounting and other one-time costs associated with:
1	The closing of the acquisition of IMT;
2.	The change in the Company’s year end from December to March in order to prepare the Company for a proposed future NASDAQ uplist;
3.	The costs connected to the Company’s contractual obligations to register investor’s common shares;
4.	The inclusion of IMT’s administration costs since April 21, 2016; and
5.	Incremental investor relations and recruiting costs associated with these changes.

The Company ended the quarter ended September 30, 2016 with $1,677,310 of cash and cash equivalents and has a working capital deficit of $2,784,377. Excluding the non-cash warrant derivative liability, working capital would be $569,004. Bionik management is currently evaluating multiple financing options, including strategic partnerships, that are in the best interest of the Company and its shareholders in the near and long term.

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Condensed Consolidated Interim Balance Sheet and Statement of Operations

Bionik Laboratories Corp. Condensed Consolidated Interim Balance Sheets (expressed in US Dollars)

	As at Sept. 30, 2016 (Unaudited)	As at March 31, 2016 (Audited)
	$	$
Assets
Current
Cash and cash equivalents	1,677,310	5,381,757
Accounts receivable	93,892	-
Prepaid expenses and other receivables	157,142	231,733
Inventories	294,027	-
Due from related parties	41,508	41,445
Short term advances	-	125,153
Loan receivable	-	379,908
Total Current Assets	2,263,879	6,159,996
Equipment	195,994	76,750
Intangible assets and goodwill	27,888,979	-
Total Assets	30,348,852	6,236,746

Liabilities and Shareholders' Deficiency
Current
Accounts payable	419,862	320,871
Accrued liabilities	806,901	515,979
Current portion of lease payable	4,603	-
Promissory notes payable	226,740	-
Customer deposits	128,287	-
Deferred revenue	108,482	-
Warrant derivative liability	3,353,381	5,135,990
	5,048,256	5,972,840

Demand notes payable	325,993	-
Lease payable	16,881	-
Total Liabilities	5,391,130	5,972,840
Shareholders' Equity
Preferred Stock, par value $0.001; Authorized 9,999,999 (March 31, 2016 – 9,999,999) Issued and outstanding - nil (March 31, 2016 – nil)	-	-
Special Voting Preferred Stock, par value $0.001; Authorized, issued and outstanding – 1 (March 31, 2016 – 1)	-	-
Common Stock, par value $0.001; Authorized - 150,000,000 (March 31, 2016 – 150,000,000); Issued and outstanding – 46,362,541 and 50,000,000 Exchangeable Shares (March 31, 2016 – 22,591,292 and 50,000,000 Exchangeable Shares)	96,362	72,591
Additional paid in capital	38,064,417	11,801,146
Deficit	(13,245,206)	(11,651,980)
Accumulated other comprehensive income	42,149	42,149
Total Shareholders' Equity	24,957,722	263,906
Total Liabilities and Shareholders' Equity	30,348,852	6,236,746

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Bionik Laboratories Corp.

Condensed Consolidated Interim Statements of Operations and

Comprehensive Income (Loss)

For the three and six month periods ended September 30, 2016 and 2015 (unaudited)

(Amounts expressed in U.S. Dollars)

	Three months ended Sept. 30, 2016	Six months ended Sept. 30, 2016	Three months ended Sept. 30, 2015	Six months ended Sept. 30, 2015
	$	$	$	$
Sales	18,283	182,474	-	-
Cost of Sales	12,019	70,894	-	-
Gross Margin	6,264	111,580	-	-

Operating expenses
Sales and marketing	187,265	269,463	-	-
Research and development	813,773	1,231,563	768,301	1,378,123
General and administrative	577,853	1,881,467	372,342	874,443
Share-based compensation expense	204,842	424,090	26,724	1,324,282
Depreciation	23,590	33,753	15,478	32,480
Total operating expenses	1,807,323	3,840,336	1,182,845	3,609,328

Other expenses (income)
Interest (income) expense	(5,203)	10,031	-	-
Other income	(395,296)	(406,514)	(5,533)	(23,012)
Change in fair value of warrant derivative liability	(2,130,106)	(1,739,047)	(3,496,070)	(4,413,819)

Total other expenses (income)	(2,530,605)	(2,135,530)	(3,501,603)	(4,436,831)

Net income (loss) and comprehensive income (loss) for the period	729,546	(1,593,226)	2,318,758	827,503

Income (loss) per share - basic	$0.01	$(0.02)	$0.03	$0.01
Income (loss) per share - diluted	$0.01	$(0.02)	$(0.02)	$(0.05)

Weighted average number of shares outstanding – basic	85,924,462	87,232,426	72,408,313	61,491,674
Weighted average number of shares outstanding – diluted	89,789,461	87,232,426	76,270,355	69,508,395

The financial information has been derived from the Company’s unaudited financial statements, including noted thereto, found in the Company’s Quarterly Report on Form 10Q for the period ended September 30, 2016 and should be read in conjunction with such unaudited financial statements and notes thereto.

About Bionik Laboratories

Bionik Laboratories (OTCQX:BNKL), is a global, pioneering robotics company focused on providing rehabilitation and mobility solutions to individuals with neurological disorders. The Company has a portfolio of products focused on upper and lower extremity rehabilitation for stroke and paraplegic patients, including three products on the market and four products in varying stages of development. The InMotion Systems - the InMotion ARM™, InMotionWrist™, InMotion Hand™ and InMotion AnkleBot™, are designed to provide intelligent, patient-adaptive therapy in a manner that has been clinically verified to maximize neuro-recovery. Bionik is also developing a lower-body exoskeleton, ARKE™, designed to allow paraplegics as well as other wheelchair users the ability to rehabilitate through walking. ARKE is expected to be designed to continually adapt to a patient’s ability and provide real time feedback to the physiotherapist.

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For more information, please visit www.bioniklabs.com and connect with us on Twitter, LinkedIn and Facebook.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements may include, without limitation, statements regarding (i) the plans and objectives of management for future operations, including plans or objectives relating to the design, development and commercialization of human exoskeletons and other rehabilitation products, (ii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, capital structure or other financial items, (iii) the Company's future financial performance, (iv) the successful integration of IMT with Bionik and (v) the assumptions underlying or relating to any statement described in points (i), (ii), (iii) or (iv) above. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the Company's inability to obtain additional financing, the significant length of time and resources associated with the development of our products and related insufficient cash flows and resulting illiquidity, the Company's inability to expand the Company's business, significant government regulation of medical devices and the healthcare industry, lack of product diversification, volatility in the price of the Company's raw materials, and the Company's failure to implement the Company's business plans or strategies. These and other factors are identified and described in more detail in the Company's filings with the SEC. The Company does not undertake to update these forward-looking statements.

Bionik Laboratories, Inc. Investor and Media Contact:
Jenene Thomas
Jenene Thomas Communications, LLC
(908) 996-0239

jenene@jenenethomascommunications.com

SOURCE: Bionik Laboratories Corp.

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